Exhibit 99.2
Press release

NEWS

FOR IMMEDIATE RELEASE

Contacts, Allstate:

Al Scott                Mark Nogal
Media Relations         Investor Relations
(847) 402-5600         (847) 402-2800

Allstate Completes Sale of Life and Annuity Businesses

NORTHBROOK, Ill., Nov. 1, 2021 – The Allstate Corporation (NYSE: ALL) today announced that it has closed the sale of Allstate Life Insurance Company (ALIC) and certain subsidiaries to entities managed by Blackstone for total proceeds of $4 billion, which is inclusive of Blackstone’s approximately $2.8 billion purchase price, as well as increases in statutory surplus since March 31, 2020.

“Allstate’s strategy is to increase personal property-liability market share and expand protection offerings to customers. This sale redeploys capital into highly attractive property-liability and protection service businesses and reduces interest-rate exposure,” said Tom Wilson, chair, president and CEO of The Allstate Corporation.

Gilles Dellaert, Global Head of Blackstone Insurance Solutions, said: “We are pleased to complete this transaction. We believe the investment outperformance we can deliver through our industry-leading private credit origination platforms – while maintaining strong policyholder protections – will play a vital role in helping meet long-term customer obligations, especially at a time of historically low interest rates.”

The sale of ALIC, along with the previously announced sale of Allstate Life Insurance Company of New York (ALNY) to Wilton Re, reduces assets by approximately $34 billion to $99 billion and liabilities by approximately $33 billion to $72 billion as of June 30, 2021, and resulted in a GAAP book loss of approximately $3.8 billion in the first quarter of 2021.

Approximately $1.7 billion of deployable capital was generated by these transactions and was considered when authorizing the current $5 billion share repurchase program.

Allstate agents and exclusive financial specialists will meet customers’ needs by offering a full suite of life insurance and retirement solutions from third-party providers.

The ALIC business is being renamed Everlake Life Insurance (“Everlake”) under its new ownership by entities managed by Blackstone.

About Allstate

The Allstate Corporation (NYSE: ALL) protects people from life’s uncertainties with a circle of protection including cars, homes, electronic devices, benefits and identity theft. Products are available through a broad distribution network including Allstate agents, independent agents, major retailers, online and at the workplace. Allstate is widely known for the slogan “You’re in Good Hands with Allstate.”

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

About Blackstone
Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with $731 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at https://www.blackstone.com/.

About Everlake
Everlake is a US-based life insurance company. Our mission is to use our financial strength and experience to provide excellent service to our policyholders and to help meet their needs of income for retirement or financial support to families during the loss of a loved one. Further information is available at www.everlakelife.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.